EXHIBIT 10.4

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (this “Agreement”), is dated as of February 21, 2013, by and between Oxygen Biotherapeutics, Inc., a Delaware corporation (the “Company”), and [____________] (the “Holder”).

WHEREAS, the Company issued those certain Warrants to Purchase Common Stock (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued by the Company on December 9, 2011 and June 15, 2012;

WHEREAS, as of the date hereof, the Holder owns Warrants to purchase an aggregate of 675,677 shares of Common Stock (the “Warrant Shares”);

WHEREAS, in order to improve the capital structure of the Company, the Company and the Holder desire to enter into this Agreement, pursuant to which, among other things, the Company and the Holder shall exchange the Warrants for an aggregate of 200,000 shares of Common Stock (the “Exchange Shares”) and $190,000 in cash (the “Cash Payment”);

WHEREAS, the Holder understands and agrees that the Company will enter into a Warrant Exchange Agreement, in substantially the same form and on substantially the same terms as this Agreement, with each other holder (each an “Other Holder”) of a Warrant to Purchase Common Stock of the Company issued pursuant to that certain Securities Purchase Agreement by and among the Company and certain investors, dated as of December 8, 2011, and subsequently amended;

WHEREAS, following the Exchange (as defined below), the Warrants shall be automatically cancelled and terminated and the Holder shall have no further rights pursuant to the Warrants; and

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
The Exchange. At the Closing (as defined below), the Company and the Holder shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Warrants and the Exchange Shares, as follows (the “Exchange”):

(a)	Closing. The Exchange shall occur remotely via exchange of signatures on the date hereof (or such later date as is mutually agreed to by the Company and the Holder) (the “Closing”).

(b)
Consideration. At the Closing, the Exchange Shares and Cash Payment shall be issued to the Holder in exchange for the Warrants without the payment of any other consideration by the Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Exchange Shares. The Holder hereby agrees that, upon and subject to the Closing, the Warrants shall be automatically terminated and cancelled in full without any further action required, and that this Section 1 shall constitute an instrument of termination and cancellation of such Warrants.

(c)	Delivery. In the Exchange, the Company shall, at the Closing:

i.
Issue and deliver, or cause to be delivered, to the Holder a certificate or certificates for the Exchange Shares. The Holder shall deliver or cause to be delivered to the Company (or its designee), within five (5) business days after the Closing, the original Warrants. For the avoidance of doubt, as of the Closing and the receipt by the Holder of the Exchange Shares, the Warrants shall be extinguished.  The Holder agrees to the imprinting of a legend on the Exchange Shares in the following form:

“THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED DURING THE PERIOD COMMENCING ON THE DATE HEREOF AND ENDING ON AND INCLUDING MAY 21, 2013.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

ii.	Deliver, via wire transfer of immediately available funds, an amount equal to the Cash Payment.

(d)
Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are reasonably necessary to effectuate the Exchange pursuant to the terms of this Agreement.

2.	Representations and Warranties.

(a)	Holder Representations and Warranties. The Holder hereby represents and warrants to the Company:

i.	The Holder is an entity validly existing and in good standing under the laws of the jurisdiction of its organization.

ii.
This Agreement has been duly authorized, validly executed and delivered by the Holder and is a valid and binding agreement and obligation of the Holder enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Holder has full power and authority to execute and deliver this Agreement and the other agreements and documents referred to in Section 1(d) and to perform its obligations hereunder and thereunder.

iii.
The Holder understands that the Exchange Shares are being offered, sold, issued and delivered to it in reliance upon specific provisions of federal and applicable state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

iv.
The Holder is not acquiring the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

v.
The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

vi.
The Holder acknowledges that the offer, sale, issuance and delivery of the Exchange Shares to it is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof. The Holder understands that the Exchange Shares may be sold or transferred only in compliance with all federal and applicable state securities laws.

vii.
The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Warrants free and clear of all rights and Encumbrances (as defined below). The Holder has full power and authority to transfer and dispose of the Warrants to the Company free and clear of any right or Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Warrants. As used herein, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future. The Warrants constitute all of the Warrants to Purchase Common Stock of the Company owned or held of record or beneficially owned or held by the Holder.

viii.	The Holder is not, and has not been during the preceding three (3) months, an “affiliate” of the Company as that term is defined in paragraph a(1) of Rule 144, promulgated under the Securities Act.

(b)	Company Representations and Warranties. The Company hereby represents and warrants to the Holder:

i.
The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, or financial condition of the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement.

ii.
The Exchange Shares have been duly authorized by all necessary corporate action, and, when issued and delivered in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind, except for the restrictions on transfer contained in Section 3(b).

iii.
This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

iv.
The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange pursuant to this Agreement. Other than the exchange of the Warrants, the Company has not received and will not receive any consideration from the Holder for the Exchange Shares.

v.
No event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company, any of its subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or condition (financial or otherwise) that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”) relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced or (ii) would have a Material Adverse Effect.

vi.
The Company is current in its filings of all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended.  To the Company’s actual knowledge, upon issuance, the Exchange Shares are eligible for sale by the Holder to the public, subject to the restrictions on transfer contained in Section 3(b), without registration under the Securities Act.

vii.
The Company confirms that neither it nor any other person acting on its behalf has provided the Holder or their agent or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information other than the terms of this Agreement which will be publicly disclosed in accordance with Section 3(a) hereof.   The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.  Except as disclosed in documents filed by it with the SEC, the Company is not aware of the occurrence of any significant events that would reasonably be likely to have a material negative impact on the Company’s business and operations or the ability of the Holder to sell any of the Exchange Shares.

viii.
Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchange Shares is exempt from registration under the Securities Act.  The offer and issuance of the Exchange Shares is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.  For the purposes of Rule 144 of the Securities Act, to the extent applicable, the Company acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Warrants and the Company agrees not to take a position contrary to this Section 2(b)(viii).

3.	Covenants

(a)
Disclosure of Transactions and Other Material Information.  The Company shall, on or before 8:30 a.m., New York City Time, on the first business day after the date of this Agreement, issue a press release and/or Current Report on Form 8-K (collectively, the “Press Release”) disclosing all material terms of the transactions contemplated hereby.  From and after the issuance of the Press Release, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release.  The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the Press Release without the express written consent of the Holder.  The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

(b)
Transfer Restrictions.  Notwithstanding anything contained in this Agreement to the contrary, during the period commencing on the date hereof and ending on and including May 21, 2013, Holder and its affiliates will not sell, offer to sell, contract to sell, pledge or hypothecate any Exchange Shares.  Notwithstanding the foregoing, the Exchange Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Exchange Shares.

4.
Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Company does not deliver the Exchange Shares and Cash Payment to the Holder in accordance with Section 1(c) hereof, then, at the election of the Holder delivered in writing to the Company at any time after the third (3rd) business day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Holder’s Warrants shall not be terminated hereunder and shall remain outstanding as if this Agreement never existed.

5.
Terms. The Company represents, warrants and covenants that the Company has not entered into, and will not, directly or indirectly, enter into (or provide, grant or enter into any waiver, amendment, termination or the like with respect to), any agreement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates with or that results in any terms and/or conditions which are more favorable to any such person than the terms and conditions provided to, or for the benefit of, the Holder. To the extent the Company enters into (or provides, grants or enters into any waiver, amendment, termination or the like with respect to) any, direct or indirect, agreement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates that contains or results in any terms and/or conditions which are more favorable to any such person than the terms and/or conditions provided to, or for the benefit of, the Holder, then the Holder, at its option, shall be entitled to the benefit of such more favorable terms and/or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms or conditions (as the case may be). To the extent the Company, directly or indirectly, enters into (or provides, grants or enters into any waiver, amendment, termination or the like with respect to) any agreement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates that contains or results in any terms or conditions which are not identical to the terms and conditions provided to, or for the benefit of, the Holder, then the Company shall immediately notify the Holder of, and contemporaneously with such notification publicly disclose, any such terms to the extent such terms constitute material, non-public information.

6.	Miscellaneous.

(a)
Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior and contemporaneous agreements and understandings, both oral and written, between the Holder and the Company with respect to the subject matter hereof.

(b)	Amendment. This Agreement may only be amended with the written consent of the Holder and the Company.

(c)	Successors. All the covenants and provisions of this Agreement by or for the benefit of the Holder or the Company shall bind and inure to the benefit of their respective successors and assigns.

(d)
Applicable Law; Consent to Jurisdiction. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(e)
Counterparts. This Agreement may be executed in original or facsimile counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

(f)
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g)
No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Warrant Exchange Agreement to be duly executed as of the date first written above.

COMPANY:
OXYGEN BIOTHERAPEUTICS, INC.

By:
Name: Michael B. Jebsen
Title: Interim Chief Executive Officer and Chief Financial Officer

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Warrant Exchange Agreement to be duly executed as of the date first written above.

BUYER:
[______________________]

By:
Name:
Title: